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                                                                 EXHIBIT 10.22








                          WORLDTRAVEL TECHNOLOGIES LLC

                                       and

                                FORTDOVE LIMITED

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                    RECIPROCAL SOFTWARE DEVELOPMENT AGREEMENT
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                                 CLIFFORD CHANCE


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                                    CONTENTS

CLAUSE                                                                                                 PAGE
1.     DEFINITIONS....................................................................................
2.     DEVELOPMENT SERVICES TO BE PROVIDED BY DEVELOPER...............................................
3.     IMPLEMENTATION AND ACCEPTANCE OF DESIGN SPECIFICATIONS AND CUSTOM SOFTWARE.....................
4.     PROJECT MANAGEMENT; DELIVERY...................................................................
5.     PERFORMANCE....................................................................................
6.     ACCEPTANCE TESTING.............................................................................
7.     BETA TESTING...................................................................................
8.     PRICE AND PAYMENT..............................................................................
9.     WARRANTIES AND REPRESENTATIONS.................................................................
10.    CONFIDENTIALITY................................................................................
11.    OWNERSHIP......................................................................................
12.    INDEMNITY......................................................................................
13.    GENERAL INDEMNITY..............................................................................
14.    TERM AND TERMINATION...........................................................................
15.    JOINT OVERSIGHT COMMITTEE......................................................................
16.    DISPUTE RESOLUTION.............................................................................
17.    FORCE MAJEURE..................................................................................
18.    NON-SOLICITATION...............................................................................
19.    MISCELLANEOUS..................................................................................
20.    COUNTERPARTS...................................................................................

SCHEDULE 1           DELIVERY ORDER # ................................................................

SCHEDULE 2           CHANGE ORDER PROCEDURE...........................................................

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THIS AGREEMENT is made on                                               2000

BETWEEN:

WORLDTRAVEL TECHNOLOGIES LLC, a company formed under the laws of Georgia, whose principal place of business is at 6 W Druid Hills Drive, Atlanta, Georgia,
30329, USA ("WTT" or "Client/Developer", as the case may be;); and

FORTDOVE LIMITED, a company incorporated in England and Wales (registered no.
3841799), whose registered office is at 200 Aldersgate Street, London, EC1A 4JJ,
England ("NEWCO" or "Client/Developer", as the case may be;)

WHEREAS:

(A) Hogg Robinson, WTT and WTT's sole parent company WTT Inc have entered into the Shareholders Agreement (as defined below);

(B) WTT and NEWCO wish to enter an agreement for the provision by either party of certain software development services to the other in order that each party may provide technical travel services and grant sublicences of custom software to its customers.

1.       DEFINITIONS

1.1      In this Agreement:

         "ACCEPTANCE" means the satisfactory completion of Alpha Testing and Beta Tests under Clauses 6 and 7;

         "APPLICATION SOFTWARE means the software modules or components which perform the functions and comply with the proposal and specifications identified or set forth in the Design Specifications. Each Application
         Software module or component, specification and proposal included or referred to in the Design Specifications is expressly incorporated herein by reference. The Application Software shall be delivered in machine readable object code form

         "ACCEPTANCE TESTS" are the acceptance test provisions of any Design
         Specifications, the satisfactory completion of which shall also be specified as Milestones;

         "CLIENT" means the Party to this Agreement which is commissioning development work from the Developer;

         "CUSTOM SOFTWARE" shall mean the Application Software and the Documentation;

         "CUSTOMER" means an undertaking to whom a party, on any date, is supplying (or in the preceding (12) months has supplied) goods or services;




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         "DELIVERY ORDER" is an order in the form of Schedule 1 submitted by
         Client and ultimately signed by both parties under which Client and
         Developer agree the additional terms on which work will be carried out and the detail of the work to be performed;

         "DESIGN SPECIFICATIONS" means, at a minimum, system flow charts, program descriptions, file layouts, database structures, report layouts and screen layouts, interface requirements and layouts, conversion requirements and layouts, refined equipment requirements, acceptance criteria and acceptance test scripts for improvements or enhancements to the Licensed Products or for new products related to the Licensed
         Products.

         "DEVELOPER" means the party carrying out the development under this Agreement;

         "DOCUMENTATION" shall mean all operator and user manuals, training materials, guides, listings, specifications and other materials necessary for the complete understanding and use of the functionality of the Application Software, including materials useful for design
         (e.g., logic manuals, flow diagrams and principles of operation) and machine-readable text of graphic files subject to display or print-out;

         "EFFECTIVE DATE" means the date hereof, unless otherwise agreed in writing between the parties;

         "END USER LICENCE" means a licence of any Custom Software to an end user Customer of Client, in the form attached as a Schedule to the Software Licence Agreement;

         "INTELLECTUAL PROPERTY" means all letters patent, trade marks and service marks, registered designs, utility models, applications for any of the foregoing and the right to apply therefor in any part of the world; design rights, copyrights, topography rights, brand names, trade names, logos and business names and all or any similar or equivalent rights arising or subsisting in any country in the world;

         "NEWCO PROJECT CO-ORDINATOR" means the person from time to time assigned by NEWCO to co-ordinate NEWCO's involvement in the work performed hereunder and whose name shall be notified to WTT by NEWCO;

         "IMPLEMENTATION SCHEDULE" means the Custom Software implementation schedule in any Delivery Order;

         "INTELLECTUAL PROPERTY RIGHTS" means any intellectual property rights anywhere in the world whether registrable or not, including, without limitation, patent, trade marks, service marks, trade names, business names, designs, copyright and related rights, topography rights, know-how as well as applications for such rights;

         "JOC" means the joint oversight committee as defined in Clause 15;

         "JOC MEMBER" means a member of the JOC;




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         "LICENSED PRODUCTS" shall mean those products listed in Schedule A of the Software Licence Agreement;

         "MANAGEMENT REPRESENTATIVES" means the persons nominated to represent each party from time to time and initially as set out in Clause 15;

         "MILESTONE" means a progress milestone referred to in any Implementation Schedule;

         "PERMITTED SUBLICENSEE" means a party who is a Customer of Client and who has signed an End User Licence with Client;

         "PROJECT" means any project for the development and delivery of Custom
         Software under this Agreement.

         "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement of on or about even date entered into between WTT Inc, WTT, Hogg Robinson and NEWCO for the establishment and operation of NEWCO as a joint venture company;

         "SOFTWARE DEVELOPMENT AGREEMENT" means this Agreement;

         "SOFTWARE LICENCE AGREEMENT" means the agreement of on or about even date between WTT 2 and NEWCO in terms of which WTT 2 licenses to NEWCO the Licensed Products (as defined herein) on the terms and conditions therein;

         "SUPPORT AND MAINTENANCE AGREEMENT" means an agreement between Client and a Permitted Sub-licensee in the form attached at Schedule B to the Software Licence Agreement;

        "TERM" means the term of this Agreement as set out in Clause 14.

        "WTT INC" means WT Technologies Inc, a company formed under the laws of Georgia, whose principal place of business is at 6 W Druid Hills Drive, Atlanta, Georgia, 30329, USA;

        "WTT PROJECT CO-ORDINATOR" means the person from time to time assigned by WTT to supervise the performance of any work hereunder and whose name shall be notified to NEWCO;

        "WTT 2" means Technology Licensing Company, LLC, a company formed under the laws of Georgia, whose principal place of business is at 6 W Druid
        Hills Drive, Atlanta, Georgia, 30329, USA;

1.2     In this Agreement, a reference to:

         1.2.1 a "SUBSIDIARY" or "HOLDING COMPANY" is to be construed in accordance with Section 736 of the UK Companies Act 1985 and a "SUBSIDIARY UNDERTAKING" or




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                  "PARENT UNDERTAKING" is to be construed in accordance with
                  Section 258 of the UK Companies Act 1985;

         1.2.2 a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made or other thing done under the statutory provisions before the date of this Agreement;

         1.2.3 a document is a reference to that document as modified from time to time;

         1.2.4 a person includes a reference to a government, state, state agency, corporation, body corporate, association or partnership;

         1.2.5 a person includes a reference to that person's legal personal representatives, successors and permitted assigns;

         1.2.6 the singular includes the plural and vice versa unless the context otherwise requires;

         1.2.7 a clause or schedule, unless the context otherwise requires, is a reference to a clause or a schedule of this Agreement.

1.3      The headings in this Agreement do not affect its interpretation.

2.       DEVELOPMENT SERVICES TO BE PROVIDED BY DEVELOPER

2.1 Where Client wishes to enter an agreement for the provision of any Custom Software related to Licensed Products, Developer shall have the right of first refusal to perform any work required on such a Project.
        Developer is not obligated to bid on development of Client-specific, Customer-specific, or non-generic products;

2.2     Client shall deliver a Delivery Order for each Project to Developer. If
        Developer wishes to perform the work as set out in the Delivery Order, Developer shall countersign the Delivery Order and send it to Client to be received by Client within a reasonable period from receipt of the original Delivery Order by Developer. The Delivery Order shall include an Implementation Schedule, and may be varied by written agreement between the parties to reflect the terms on which the parties agree
        Developer shall undertake the work.

2.3 Where Developer does not accept the Delivery Order strictly by the procedure as set out in clause 2.2 above, Client may enter a contract with a third party for the provision of such Custom Software.

2.4 Likewise, if Client considers that Developer's quotation for the provision of Custom Software is not competitive, Client's required timescales cannot be accommodated, or the Custom Software does not otherwise meet Client's requirements, Client is entitled to commission such Custom Software from a third party and Developer shall not



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        unreasonably refuse Client access to relevant interface definitions or source code as reasonably necessary for Client to perform such development, subject to Client's agreement to appropriate
        confidentiality provisions for such definitions and source code. In no circumstances shall the Developer's consent be considered to be unreasonably withheld if it is withheld in circumstances where Developer considers such access may result in Developer's interface definitions and source code being made available to a competitor.

2.5 In the event that Developer does not bid or refuses to do the development requested by Client hereunder, Developer shall give Client access to relevant interface definitions or source code as reasonably necessary for Client to perform such development, subject to Client's agreement to appropriate confidentiality provisions for such definitions and source code.

3.       IMPLEMENTATION AND ACCEPTANCE OF DESIGN SPECIFICATIONS AND CUSTOM
         SOFTWARE

3.1 On execution of a Delivery Order hereunder, Developer shall, with Client's cooperation, gather the necessary detailed requirements and develop and deliver to Client a set of Design Specifications meeting
        Client's requirements as set out in such Delivery Order. An authorised representative of Developer shall certify to Client in writing that the Design Specifications are fully capable of meeting Client's requirements as contained in the Delivery Order, except as expressly agreed to otherwise in writing by Client. If such Design Specifications are prepared by Developer at Client's request and initiation under such a Delivery Order, the Delivery Order shall provide for Client to pay for the preparation of such Design Specifications at cost. The Design
        Specifications shall be delivered to Client on or before the specified time set forth in the Implementation Schedule. Within a mutually agreed upon date after the delivery of the Design Specifications to Client , Developer shall notify Client in writing of its acceptance or rejection of the Design Specifications. If the Design Specifications are rejected, Client will specify the reasons for such rejection and Developer shall revise and re-deliver amended Design Specifications to Client for acceptance. If Client rejects the amended Design Specifications, Client shall have the right to terminate that Project pursuant to this Agreement. If Client has neither accepted nor rejected the Design
        Specifications within a reasonable amount of time after the delivery thereof, the Design Specifications shall be deemed to have been accepted by Client.

3.2      Developer shall ensure that the Design Specifications:

         3.2.1 adequately and accurately provide for the implementation of the functions to be performed by the Custom Software as described in the Delivery Order;

         3.2.2 are written in a language readily comprehensible to Client's employees and consultants involved in work which relates to the Project (and likewise all reference portions of other documents);



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         3.2.3    do not refer to any document not provided to or in the
                  possession of Client; and

         3.2.4 include a module overview, definition or logical and data processing flows, module processing logic, module inputs, module outputs, file/database structure, module interfaces and module processing components.

3.3     Developer will ensure that as far as reasonably possible the Design
        Specifications include provision for necessary third party software and compatible operating and infrastructure environment. Client will use reasonable endeavours to raise with Developer any issues which it believes are relevant to the operating environment and infrastructure relating to the Custom Software.

4.       PROJECT MANAGEMENT; DELIVERY

4.1      Project Co-ordinators

        The parties shall both designate, upon commencement of this Agreement a Project Co-ordinator to be assigned to supervise the work hereunder:

         4.1.1 The first point of contact shall be NEWCO Project Co-ordinator for WTT and shall be WTT Project Co-ordinator for NEWCO.

         4.1.2 Either party may change its Project Co-ordinator from time to time and shall immediately notify the other party of any such change.

         4.1.3 For purposes of any Delivery Order, WTT Project Co-ordinator and NEWCO Project Co-ordinator shall also co-ordinate the services provided under a Delivery Order, unless otherwise agreed.

4.2      Periodic Progress Reports

        Developer shall provide periodic progress reports as agreed in any applicable Delivery Order accepted by Developer.

4.3      Change Order Procedure

       All changes to the Design Specifications or to any Delivery Order must be requested in writing and require mutual agreement, in accordance with the procedure set forth in Schedule 2 attached hereto and incorporated herein by reference. Evaluation and/or implementation of requested changes may or may not result in any modification to the Development Fee, Implementation Schedule or other terms of this Agreement. Developer assumes the risk of any work performed or action taken by Developer based upon oral statements, or on documents or notations, not in accordance with the Design Specifications, this clause 4.3, any Delivery Order and
       Schedule 2.




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5.       PERFORMANCE

5.1 Performance of work associated with the development of Custom Software shall be carried out in accordance with the relevant Delivery Order, subject to any changes agreed under Clause 4.3.

5.2 Developer shall use all due skill and care in carrying out the Project work and in developing the Custom Software.

5.3 Time shall be of the essence of the performance of the work under a Delivery Order, which shall also mean in relation to any Milestone.

5.4 In the event any Milestone is not met due to any delay caused by Developer's acts or omissions, and subject to any changes in the Implementation Schedule agreed in writing under Clause 4.3 or otherwise, Client shall not be required to remit the relevant payment except for properly incurred actual out of pocket expenses, as evidenced by appropriate written documentation, which is associated with such Milestone, until such Milestone is met.

5.5 Additionally, Developer shall use commercially reasonable efforts to ensure that such delay does not result in slippage of later Milestones.

5.6     In the event that the parties agree that, in respect of any individual
        Project, Client has a right of termination at any milestone, then in the event that Client exercises such right of termination, Client shall have the option:

         5.6.1 [to pay to the Developer the full amount due to the Developer, up to and including the last achieved milestone, (including any percentage of the Milestone Payment currently withheld by the Client under the agreed payment structure) in which case the Developer shall assign to the Client all the Intellectual
                  Property Rights in and, unless agreed otherwise, the corresponding source code for, such partially completed
                  Software, unless such Software is generic and non-Client specific in which case, the Developer shall grant to the Client a non-exclusive licence to such software and access to its source code for purposes of completion of the Software, using its own resources or those of a third party contractor];

         5.6.2 in the case where a percentage which is less than the full payment amount associated with the completion of each achieved
                  Milestone has been made by the Client, the Client has the option to pay no further amounts to the Developer, in which case, the Client shall have no title, to interest in or right to use the Software.

6.       ACCEPTANCE TESTING

6.1     After Developer has certified to Client in writing that the Custom
        Software has been delivered and installed, that Developer has tested the Custom Software and that the Custom Software is fully operational and




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        fully integrated with any and all pre-existing software or equipment in
        Client environment in which the Custom Software must operate and is ready for acceptance testing by Client; Client shall conduct Client
        Alpha Testing, as set out in the Design Specifications ("CLIENT ALPHA
        TESTING") at a time which is convenient for both parties and in accordance with the relevant Implementation Schedule.

6.2      Developer personnel will be entitled to be present for the Acceptance
         Tests.

6.3     If, the Custom Software fails the Alpha Testing, Client shall so notify
        Developer in writing within a reasonable period following such failure specifying the nature of the failure, and Developer shall use all reasonable efforts to correct the failure after which Client shall repeat the Alpha Testing, using the same procedure.

6.4 If the Custom Software again fails to pass the Alpha Testing, Client shall have the option to terminate, in whole or in part, the applicable
        Delivery Order.

6.5 In the event of termination under clause 6.4 above, Client shall have the option:

         6.5.1 to pay to the Developer the full amount due to the Developer, up to and including the last achieved milestone, (including any percentage of the Milestone Payment currently withheld by the Client under the agreed payment structure) in which case the Developer shall assign to the Client all the Intellectual
                  Property Rights in and, unless agreed otherwise, the corresponding source code for, such partially completed
                  Software, unless such Software is generic and non-Client specific in which case, the Developer shall grant to the Client a non-exclusive licence to such software and access to its source code for purposes of completion of the Software, using its own resources or those of a third party contractor;

         6.5.2 in the case where a percentage which is less than the full payment amount associated with the completion of each achieved
                  Milestone has been made by the Client, the Client has the option to pay no further amounts to the Developer, in which case, the Client shall have no title, to interest in or right to use the Software.

7.       BETA TESTING

7.1     Upon successful completion of Alpha Testing, Client shall use the Custom
        Software for an initial thirty (30) day period or as otherwise agreed in writing, as set forth in the relevant Implementation Schedule, for the processing of Client's data in a production-like environment (the "BETA
        TEST"). The Beta Test shall be successfully completed upon notice from Client to Developer that Client is satisfied, in its reasonable discretion, that for a mutually agreed-upon period, (i) all of the functions of the Custom Software have been provided and perform in accordance with this Agreement and the Design Specifications, and (ii) all reliability and performance standards have been met or exceeded (the
        "FINAL CUSTOM SOFTWARE ACCEPTANCE").




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7.2     If the Custom Software fails to pass the Beta Test, Client shall so notify Developer in writing specifying the nature of such failure(s) in reasonable detail and Developer shall use all reasonable efforts to correct the specified failure(s) after which Client shall commence a second Beta Test.

7.3 If the Custom Software fails to pass this second Beta Test, Developer acknowledges that Client shall have, upon written notice to Developer, the option to terminate, in whole or in part, the applicable Delivery
        Order. In the event of such termination, Client shall have the option:

         7.3.1 to pay to the Developer the full amount due to the Developer, up to and including the last achieved milestone, (including any percentage of the Milestone Payment currently withheld by the Client under the agreed payment structure) in which case the Developer shall assign to the Client all the Intellectual
                  Property Rights in and, unless agreed otherwise, the corresponding source code for, such partially completed
                  Software, unless such Software is generic and non-Client specific in which case, the Developer shall grant to the Client a non-exclusive licence to such software and access to its source code for purposes of completion of the Software, using its own resources or those of a third party contractor;

         7.3.2 in the case where a percentage which is less than the full payment amount associated with the completion of each achieved
                  Milestone has been made by the Client, the Client has the option to pay no further amounts to the Developer, in which case, the Client shall have no title, to interest in or right to use the Software.

8.       PRICE AND PAYMENT

8.1 In consideration for the development of the Design Specifications and the discharge of Developer's obligations under this Agreement, Client shall pay to Developer a fee (the "Development Fee"). The Development
        Fee for each item of Custom Software shall be as agreed under each Delivery Order on the principles set out in this Clause, or as subsequently varied by written agreement between the parties from time to time.

8.2 If non-generic or Client specific Custom Software is developed by Developer, Client shall pay Developer at Developer's prevailing market rates for such development, as agreed in the Delivery Order;

8.3 If Client requests Developer to develop Custom Software which relates to the services bureau or other business lines of Developer, it shall pay an agreed proportion of Developer's actual costs of development (which shall not be more than the total cost of such development). In such case
        Developer shall be liable to repay such development cost to Client as and to the extent that it is able to do so (such ability to be determined only by the amount of royalties and/or transaction fees it




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        receives from commercialisation of the Custom Software) by paying to
        Client 20% of all profits it earns on the licensing or commercialisation of such Custom Software to third parties, the aggregate payment to
        Client not to exceed the share of development costs paid by Client. The repayment provisions in this clause will apply mutatis mutandis where
        Developer grants to Client pursuant to Clauses 5.6.1, 6.5.1 and 7.3.1 a non-exclusive licence to use the Software, as provided for therein.

8.4 Notwithstanding the foregoing or anything to the contrary contained elsewhere in this Agreement, all development services provided by WTT to NEWCO in order to complete and deliver, to successful, Beta-tested standard, those versions or releases of the Software listed in Schedule
        A of the Software Licence Agreement (the "Initial Software Releases") shall be provided at no cost to NEWCO until at least the earlier of

         8.4.1    the passing of Beta testing by such Initial Software Releases;

         8.4.2    the date specified for delivery of such Software in Schedule A
                  (the "Delivery Date")

8.5     If any Initial Software Release has not passed Beta Test by its Delivery
        Date, the Management Representatives shall meet to review the reasons for the delay in delivery. Taking into account such reasons and the extent of each party's responsibility for such delay, the Management
        Representatives shall agree on whether the development of that initial
        Software Release should continue and, if so, on what basis. In particular the Management Representatives shall agree whether it is equitable and appropriate for such development to continue on a no-cost basis and, if not, the basis of any charge to be made by WTT in respect of such development.

8.6 The provisions of Clause 8.5 are without prejudice to NEWCO's rights generally under this Agreement and elsewhere, including pursuant to the Shareholders' Agreement.

8.7 Payment, in respect of all Custom Software, will be made by Client in accordance with the payment provisions of the relevant Implementation
        Schedule, in default of which each instalment shall be payable upon completion of each related Milestone by Developer and Acceptance by Client in accordance with the relevant Delivery Order

8.8 Developer shall provide defect correction on all Custom Software during the warranty period at no cost to Client.

8.9 Developer will submit the charges to be invoiced for services performed in accordance with the Implementation Schedule, together with related documentation, to the Client Project Co-ordinator for review and approval prior to actual invoicing. The charges and/or expenses invoiced in accordance with this clause 8, except for any amounts disputed by Client, shall be payable by Client within thirty (30) days of Client's receipt of each invoice. Any disputed charges shall not affect payment of non-disputed charges and/or expenses, in accordance with the terms of this Agreement. Disputed charges shall be dealt with under Clause 16.




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8.10    Developer shall maintain complete and accurate accounting records, in a form in accordance with generally accepted accounting principles, to substantiate Developer charges hereunder and Developer shall retain such records for a period of three (3) years from the date of final payment hereunder.

8.11 Client shall have the right to audit or have audited the books and records of Developer relating to the amounts invoiced to Client hereunder for the purpose of verifying the amounts due and payable hereunder, upon at least five (5) business days' notice to Developer.
        Developer shall afford access to Client's representatives for the purpose of carrying out such audits. The cost of such audit shall be at Client's expense; provided, however, that Developer will bear the cost of the audit if the audit reveals any overpayment which, in the aggregate, is greater than three percent (3%) of the amount which was actually due for the period being audited.

9.       WARRANTIES AND REPRESENTATIONS

9.1 Each party hereby represents and warrants to the other that:

         9.1.1 such party has all requisite power and authority to execute this Agreement and to perform its obligations thereunder. The execution, delivery and performance of this Agreement and the transactions contemplated thereby have been duly authorised and approved by such party;

         9.1.2 the execution and delivery of this Agreement by such party, and the consummation by such party of the transactions contemplated therein, will not breach or violate the organisational documents or any material contract, agreement, instrument, judgement, law or licence which is applicable to such party, or to which such party is bound; and

         9.1.3 it shall be responsible for obtaining any consent, approval or authorisation of, or notice to, any governmental or regulatory authority or agency which is required to be obtained by such party in connection with its execution, delivery and performance of this Agreement.

9.2 Except as expressly provided in this Clause , no express or implied warranty is made by Developer with respect to any service, product, software release, data compilation or any other matter, including, without limitation, any implied warranties or conditions of merchantability, satisfactory quality or fitness for a particular purpose.

9.3      Developer hereby warrants and represents to Client as follows:





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         9.3.1    The Custom Software to be developed hereunder shall be of
                  professional quality and will conform to generally accepted standards for software in the software development field. Any services performed by Developer which are determined by Client to be to be of less than professional quality or which contain errors or defects shall be corrected by Developer without
                  charge.

         9.3.2 The Design Specifications and Custom Software will contain only (i) original material created by Developer or (ii) material which has been properly licensed from third parties and has been used by Developer in accordance with the licenses for such materials, provided that the inclusion of all such third party materials shall have been agreed to by Client.

         9.3.3 Neither any Design Specifications nor any Custom Software developed by Developer under any Delivery Order has been or will be assigned, transferred or otherwise encumbered, and neither any Design Specifications nor any Custom Software nor any portion thereof, infringes any patents, copyrights, trade secrets, or other proprietary rights of any third party, and Developer has no reason to believe that any such infringement or claims thereof could be made by third parties.

         9.3.4 Developer has obtained or will obtain all necessary rights and licences to third party materials included in the Design
                  Specifications or Custom Software to enable Client to use the Design Specifications and Custom Software for the purposes allowed hereunder and has provided or will provide to Client copies of all documents granting all such rights and licences.

         9.3.5 To the best of Developer's knowledge the Custom Software, upon Acceptance by Client, shall be free of any and all "time bombs," disabling mechanisms and (as agreed) copy protect mechanisms which may disable the Custom Software or such other software, and Developer agrees to ensure that no data is lost as a result of same that was present in the Custom Software when accepted by Client. In addition, Developer warrants that its quality assurance procedures include testing the Custom
                  Software for viruses using such virus testing utilities as are agreed from time to time between the parties.

         9.3.6 The Custom Software shall function properly and in substantial conformity with the relevant Design Specifications and/or
                  Delivery Order for a period of six months after the relevant
                  Final Custom Software Acceptance ("the Warranty Period").
                  During such Warranty Period, Developer shall correct any defects identified by Developer or by Client at no cost.

9.4 No other representation, condition or warranty, express or implied, is made with respect to the Custom Software or any other software or




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


        services provided under this Agreement, including without limitation any implied warranty of merchantability, satisfactory quality or fitness for a particular purpose.

10.      CONFIDENTIALITY

10.1     The Receiving Party shall:

         10.1.1   keep the Confidential Information confidential;

         10.1.2 not disclose the Confidential Information to any person, other than in accordance with this clause 10, unless it first obtains the Disclosing Party's written consent; and

         10.1.3 not use the Confidential Information for any purpose other than the performance of its obligations under this Agreement or, in the case of Client, the use, management, support, maintenance or development of the Custom Software.

10.2 Client may disclose Confidential Information to its employees, the other members of Client Group (and their employees) and to third parties (and their employees) contracted (or with whom Client is negotiating with a view to contracting) to provide auditing, hardware or software facilities management, support, maintenance or development services to any member of Client Group, to the extent reasonably necessary for the purposes of this Agreement.

10.3    During the term of this Agreement Developer may disclose Confidential
        Information to its employees and to Developer to the extent reasonably necessary for the purposes of this Agreement.

10.4    The Receiving Party shall ensure that each person who receives
        Confidential Information pursuant to clause 10.2 (a "RECIPIENT") is made aware of and complies with all the Receiving Party's obligations of confidentiality under this Agreement as if the Recipient was a party to this Agreement.

10.5 The Receiving Party may disclose Confidential Information where disclosure is required by law, a court of competent jurisdiction or by a regulatory body with authority over its business, provided that the Receiving Party gives the Disclosing Party as much notice as is reasonably possible of the disclosure.

10.6 The obligations contained in this clause 10 do not apply to Confidential Information which:

         10.6.1 is at the date of this Agreement or at any time after the date of this Agreement comes into the public domain other than through breach of this Agreement by the Receiving Party or any Recipient.



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


         10.6.2 can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known by the Receiving Party before disclosure by the Disclosing Party to the Receiving Party; or

         10.6.3 subsequently comes lawfully into the possession of the Receiving Party from a third party.

10.7 For the purposes of this clause, "CONFIDENTIAL INFORMATION" means all information of a confidential nature disclosed (whether in writing, verbally or by any other means and whether directly or indirectly) by one party (the "DISCLOSING PARTY") to the other party (the "RECEIVING
        PARTY") whether before or after the date of this Agreement including, without limitation, any information relating to the Disclosing Party's products, operations, processes, plans or intentions, product information, Intellectual Property Rights, market opportunities and business affairs or those of its customers, clients or other contacts.

11.      OWNERSHIP

11.1 Client agrees that any and all Intellectual Property which is related to the service bureau or other business lines of Developer, which is conceived, first reduced to practice, made or developed in the course of work performed under this Agreement by Developer or by one or more of Developer's employees, consultants, representatives or agents, including, but not limited to, all software and documentation, and all copyrights subsisting therein, are and shall remain the exclusive property of Developer, and Client agrees to assign to Developer all rights and title to such Intellectual Property, provided, however, that if Client has totally funded the development of such Intellectual
        Property Rights, Developer shall grant to Client a non-exclusive, perpetual, paid-up license to such Intellectual Property Rights on the terms of the Software Licence Agreement or such other terms as the parties may agree. If the Client has partially funded the development of such Intellectual Property Rights, the licence shall be granted on such terms and at such cost as the parties may negotiate as part of the development funding. Client may not use such Intellectual Property for service bureau use unless there is an agreement in place between Developer and Client providing specifically for such use.

11.2 Client acknowledges that the Intellectual Property referred to under Clause 11.1 above is proprietary to Developer and that Developer is not transferring any rights of copyright or ownership of any Intellectual
        Property to Client. Developer shall at all times retain all rights, title and interest in the Intellectual Property and related documentation and any derivatives thereof.

11.3 Developer agrees that subject to Clauses 5.6; 6.5 and 7.3, any and all Intellectual Property which is Client-specific or non-generic and was requested by Client, which is conceived, first reduced to practice, made or developed in the course of work performed under this Agreement by Developer or by one or more of Developer's employees, consultants, representatives or agents, including, but not limited to, all software




                                       14

        and documentation, and all copyrights subsisting therein, shall be considered a "work for hire" and shall be the exclusive property of Client. Developer agrees to assign to Client all rights and title to such Intellectual Property.

11.4 Developer acknowledges that the Intellectual Property referred to under Clause 11.3 above is proprietary to Client and that Client is not transferring any rights of copyright or ownership of any Intellectual Property to Developer. Client shall at all times retain all rights, title and interest in the Intellectual Property and related documentation and any derivatives thereof.

11.5 Each party agrees that it will promptly sign all papers and do all acts which may be reasonably necessary to enable the party owning Intellectual Property in accordance with this clause 11 at the owning party's expense, to file and prosecute applications for copyrights, patents, and/or trademarks for the intellectual property owned by such party hereunder.

11.6 Both parties undertake not to cause or permit the reverse engineering, disassembly, or decompilation of any Software in which the Intellectual Property rights are owned by the other party, except to reproduce machine-readable object code portions for backup purposes and installation of new releases of Software and except as provided under section 50B of the UK Copyright Designs and Patents Act 1988. Neither party will copy or permit any of such Software or related manuals or documentation to be copied by any means, except for bona fide, internal security, installation or backup purposes, and except as provided under section 50A of the Copyright, Designs and Patents Act 1988 or for reasonable operational purposes (provided always that where copied for such reasonable operational purposes, such copying shall be pursuant to a reasonable operational requirement upon that party and shall be done only where strictly necessary and in good faith). Any copies made shall include all copyright or proprietary notices. Neither party may tamper with or remove any proprietary or copyright notices on such Software or documentation. The restrictions in this clause are imposed under penalty of termination but not exclusive of the parties' other remedies.

12.      INDEMNITY

12.1     Infringement Indemnity

        Developer shall indemnify, defend and hold Client and its officers, directors, agents and employees harmless from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines or judgements, including reasonable legal fees, and costs and expenses incidental thereto, which may be suffered by, accrued against, charged to or recoverable from Client or any of its officers, directors, agents or employees, arising out of a claim that any Custom Software, or any portion thereof, infringes any third party's Intellectual Property Rights.

12.2 Developer shall have no liability under this Clause 12 for any alleged or actual infringement arising to a material extent from:

         (a) any combination of the Custom Software with any software not supplied or approved by Developer; or

         (b) the modification or alteration of the Custom Software, unless the modification or alteration was made, supplied or approved expressly by Developer.

12.3     Litigation

        Developer's obligations under this clause 12 shall be conditional on
        Client:

         12.3.1   promptly notifying Developer in writing of such a claim;

         12.3.2 not making any admission as to liability or agreeing to any settlement or compromise of the claim without Developer's prior written consent;

         12.3.3 giving Developer express authority to conduct all negotiations and litigation, and to settle litigation, arising from such claim; and

         12.3.4 providing Developer with such available information and assistance as Developer may reasonably require.

12.4 Developer shall have sole control of the defence and of all negotiations for settlement of such action, except that no compromise or settlement thereof may be effected or committed to by Developer without Client's consent, such consent not to be unreasonably withheld. Client agrees to reasonably co-operate with Developer in the defence or settlement of any such claim. If all or any part of the Custom Software is, or in the opinion of Developer may become, the subject of any claim or suit for infringement of any Intellectual Property Rights, Developer may, and in the event of any adjudication that the Custom Software or any part thereof does infringe any third party's Intellectual Property Rights, Developer shall, at its expense do one of the following things: (1) procure for Client the right to use the Custom Software or the affected part thereof; (2) replace the Custom Software or affected part with other functionally equivalent programs; or (3) modify the Custom Software or affected part to make it non-infringing.

13.      GENERAL INDEMNITY

13.1 Developer shall indemnify, defend and hold Client and its officers, directors, agents and employees harmless from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines or judgments, including reasonable attorneys' fees, and costs and expenses incidental thereto, which may be suffered by, accrued against, charged to or recoverable from Client or any of its officers, directors, agents or employees, arising out of or resulting from claims of bodily injury, loss, claim or damage or physical destruction of property and any claims of third parties arising out of the performance of this Agreement and/or any breach of this Agreement by Developer, its officers, directors, agents, employees and subcontractors.

13.2 Nothing in this Agreement shall operate to limit or exclude the liability of either party in respect of death or personal injury arising as a result of the negligence of that party.

14.      TERM AND TERMINATION

14.1 The Term of this Agreement will begin on the Effective Date and expire on the tenth anniversary of the Effective Date (the "INITIAL TERM"). Upon the expiration of the Initial Term, this Agreement shall be automatically renewed for consecutive additional one (1) year terms, unless either party provides the other with notice of cancellation of this Agreement at least thirty (30) days prior to expiration of the then current term in which case this Agreement shall expire at the end of such current term or unless otherwise terminated under this Clause.

14.2 A party (the "INITIATING PARTY") may terminate this Agreement with immediate effect by written notice to the other party (the "BREACHING PARTY") on or at any time after the occurrence of an event specified in clause 14.4 in relation to the Breaching Party.

14.3     The events are:

         14.3.1 the Breaching Party being in material breach of an obligation under this Agreement and, if the breach is capable of remedy, failing to remedy the breach within 30 days starting on the day after receipt of written notice from the Initiating Party giving details of the breach and requiring the Breaching Party to remedy the breach;

         14.3.2 the Breaching Party passing a resolution for its winding up or a court of competent jurisdiction making an order for the Breaching Party's winding up or dissolution; or

         14.3.3 the making of an administration order in relation to the Breaching Party or the appointment of a receiver over, or an encumbrancer taking possession of or selling, an asset of the Breaching Party.

14.4     Client may terminate work under a Delivery Order upon written notice to
         Developer:

         14.4.1 in the event that Client rejects any amended Design Specifications pursuant to clause 3.1;

         14.4.2 in the event that the Custom Software fails to pass Alpha Testing as more particularly described in clause 6; or

         14.4.3 in the event that the Custom Software fails to pass the Beta Testing as more particularly described in clause 7; or





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


         14.4.4   for convenience, at any Milestone, as provided in Clause 5.6.

14.5              In the event of termination, each party will:

         14.5.1 (i) Return all proprietary Confidential Information or tangible property of the other party which is in its possession to the other party.

14.6 Unless otherwise provided in this Agreement, immediately upon termination Client shall pay to Developer all outstanding invoices and other payments due to Developer in respect of Milestones attained by Developer.

14.7 Both parties shall have an obligation to take such steps as may be reasonably necessary to minimise damages to the parties on termination, including without limitation, minimising all contractual obligations that but for this Agreement, neither party would have entered into.

15.      JOINT OVERSIGHT COMMITTEE

15.1 JOC PROCEDURES. The following representatives will comprise a joint oversight committee (the "JOC") which will meet at least quarterly. The functions of such committee, among other things, will be to provide Product and Services direction, review and analyze changes in the market, prioritize resources to improve performance of the parties' obligations hereunder, review and analyze the performance of the parties, and to review recommendations and suggestions to enhance the performance of the Services.

        WTT Designees (2): to be advised by WTT

        Newco Designees (2):        Bill Brindle

                                    Tony Berry

15.2 If a JOC Member resigns or leaves its employer, the party with a vacancy will promptly appoint a replacement.

15.3 JOC PROCEDURES. All actions of the JOC will be subject to the following process. An equal number of appointed representatives from each party must be in attendance for the JOC to conduct a meeting.

15.3.1 Each party hereby appoints the following individual as its Management Representative for purposes of this Agreement:

                  WTT:              Trip Davis

                  Newco:            Chris Fry





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

         15.3.2 Thirty (30) days prior to replacing its Management Representative, Client or Developer, as the case may be, shall notify the other in writing identifying its proposed replacement.

15.4 REPORT CONTENTS. Developer will prepare (i) a listing of key Service activities, and (ii) definitions of measurements of qualitative and quantitative service performance levels for each such key Service activity ("Service Performance Levels"), and will submit such listings and definitions to the JOC for approval. The Service Performance Levels will be used to measure Client's and Developer's performance of their responsibilities under this Agreement.

15.5 Performance Levels. Developer will deliver to the JOC for each calendar quarter (within thirty (30) days of the end of such quarter), commencing with the calendar quarter beginning April 1, 2000, service performance reports ("SERVICE PERFORMANCE REPORTS") that identify, for each JOC approved key Service activity, the Performance Level for that activity. The JOC will review the parties' performance during the relevant time period (including but not limited to the information, contained in the Service Performance Reports), and will provide feedback to both Developer and Client regarding the performance of their respective responsibilities under this Agreement. The JOC will also periodically review the definitions and measurements used in the Service Performance Reports and revise them as necessary to reflect the most appropriate measures of Developer and Client performance.
16.      DISPUTE RESOLUTION.

16.1 This Agreement shall be governed by and construed according to the laws of the State of Georgia of the United States of America, without regard to its choice of laws provisions.

16.2     Initial Procedures.

         The parties shall make all reasonable efforts to resolve all disputes without resorting to litigation. If a dispute arises between the parties, the JOC will attempt to reach an amicable resolution. If the JOC determines that an amicable resolution cannot be reached, the JOC shall submit such dispute in writing to the Management Representatives (a "DISPUTE Notice"), who shall use their best efforts to resolve it or to negotiate an appropriate modification or amendment.

16.3     Escalation.

         Except as otherwise provided in this Agreement, neither party shall be permitted to bring any proceedings against the other (save for injunctive relief) until the earlier of (i) the date the Management Representatives conclude in good faith that an amicable resolution of the dispute through continued negotiation is unlikely, or (ii) sixty
         (60) days from the date of submission of a Dispute Notice by either party.



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


16.4 If the parties are unable to resolve any matter within the negotiating procedures set out herein, either party may submit this matter to arbitration under the rules of the American Arbitration Association. If the parties resort to arbitration, no arbitrator shall be entitled to award punitive damages.

17.      FORCE MAJEURE

17.1 If a party (the "AFFECTED PARTY") is prevented, hindered or delayed from or in performing any of its obligations under this Agreement by a Force Majeure Event:

         17.1.1 the Affected Party's obligations under this Agreement are suspended while the Force Majeure Event continues and to the extent that it is prevented, hindered or delayed;

         17.1.2 as soon as reasonably possible after the start of the Force Majeure Event the Affected Party shall notify the other party in writing of the Force Majeure Event, the date on which the Force Majeure Event started and the effects of the Force Majeure Event on its ability to perform its obligations under this Agreement;

         17.1.3 the Affected Party shall make all reasonable efforts to mitigate the effects of the Force Majeure Event on the performance of its obligations under this Agreement; and

         17.1.4 as soon as reasonably possible after the end of the Force Majeure Event the Affected Party shall notify the other party in writing that the Force Majeure Event has ended and resume performance of its obligations under this Agreement.

17.2 If the Force Majeure Event continues for more than three months starting on the day the Force Majeure Event starts, a party may terminate this Agreement by giving not less than 30 days' written notice to the other party.

17.3 In this clause, "FORCE MAJEURE EVENT" means an event beyond the reasonable control of the Affected Party including, without limitation, act of God, war, riot, civil commotion, malicious damage, compliance with a law or governmental order, rule, or regulation , an accidentor breakdown of plant or machinery not due to the negligence of the Affected Party, fire, flood and storm.

18.      NON-SOLICITATION

        During the Term and for six months following its termination, neither party shall employ, solicit or make any offers to employ any employees used by the other in connection with the performance of the Services, without the prior written consent of the other, which consent shall not be unreasonably withheld. The non-breaching party shall be entitled, in addition to any other remedies it may have at law or in equity, to a payment from the party in breach of this Clause in an amount equal to three months' salary of any employee that party employs, solicits or offers to employ in breach of this Clause.

19.      MISCELLANEOUS

19.1     Binding Nature and Assignment;

19.2 Neither party may assign or delegate its rights or obligations under this Agreement without the prior written consent of the other, save that a party shall not unreasonably withhold its consent to the assignment or delegation by the other of its rights and/or obligations to a majority-owned subsidiary of that party, provided that it is satisfied that such subsidiary has the financial and other resources in order properly to perform that party's obligations hereunder. Subject to the foregoing limitation on assignment, this Agreement is binding upon and inures to the benefit of the successors and assigns of the respective parties hereto.

19.3     Notices

        Notices under this Agreement shall be deemed given when delivered by hand, on the fifth business day after such notice is deposited in the mail, registered or certified, return receipt requested, postage prepaid, or sent via facsimile to the following address:


   WORLDTRAVEL TECHNOLOGIES LLC
   6 W Druid Hills Drive                     FORTDOVE LIMITED (or such name by
   Atlanta                                   which the company is later known)
   Georgia 30329                             Abbey House
   USA                                       282 Farnborough Road
                                             Farnborough
                                             Hants GU14 7NJ
   -------------------------        -------------------------

   -------------------------        -------------------------

   Attention:  Trip Davis           Attention: COMPANY SECRETARY

   Copied to Ralph Manaker

        Either party may change its address by giving the other written notice of the new address.

19.4     Relationship of Parties

        Developer is acting as an independent contractor in providing its services. Developer's personnel shall remain Developer's employees for all purposes including, but not limited to, determining responsibility for all payroll-related obligations. Developer shall at all times be responsible for supervising, directing and co-ordinating the professional responsibilities and duties of all Developer's personnel in respect of their performance of work carried out under this Agreement. Except as otherwise expressly provided in this Agreement, Developer does not undertake to perform any obligations of Client, whether regulatory or contractual, or to assume any responsibility for the management of Client's business.

19.5     Severability

19.6 If any provision of this Agreement is found to be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement which shall remain in force.

19.7     Waiver

        No delay or omission by either party to exercise any right or power under this Agreement or pursuant to applicable law shall impair such right or power to be construed as a waiver thereof. A waiver by any party of any covenant or breach shall not be construed to be a waiver of any other covenant or succeeding breach.

19.8     Publicity

        All media releases, public announcements and public disclosures by either party relating to this Agreement, including, without limitation, promotional or marketing material, but not including any disclosure required by legal, accounting or regulatory requirements, shall be approved by both parties prior to such release.

19.9     Entire Agreement

        This Agreement constitutes the entire agreement between the parties regarding the Custom Software and supersedes all prior agreements and understandings. No amendment, modification, waiver or discharge of this Agreement shall be valid unless in writing and signed by authorised representatives of both parties.

19.10    Multiple Counterparts

        This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement.

19.11    Third Party Claims

        This Agreement has been entered into for the sole benefit of WTT and NEWCO, and in no event shall any third-party beneficiaries be created thereby.

19.12    Survival

        Such provisions of this Agreement as are required to survive its termination or expiry in order to give full force and effect to the rights and obligations of the parties hereunder shall be deemed to so survive.

20.      COUNTERPARTS

        This Agreement may be executed in any number of counterparts, which shall together constitute one Agreement.

                                   SCHEDULE 1

                    Delivery Order

                       SCHEDULE 2: CHANGE ORDER PROCEDURE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.





WORLDTRAVEL TECHNOLOGIES LLC              FORTDOVE LIMITED

By:  /s/ Ralph Manaker                    By:  /s/ Ralph Manaker
    ---------------------------------         ---------------------------------










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